SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 8, 2003

Avenue Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-30364	98-0200077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15303 Ventura Blvd., 9th Floor

Sherman Oaks, CA 91403

(Address of Principal Executive Office) (Zip Code)

818-380-3020

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

On October 8, 2003, the Board of Directors of the Registrant elected Levi Mochkin, as a Director of the Registrant and as the Registrant's President and Chief Executive Officer. Mr. Mochkin was also elected as the Chief Executive Officer of the Registrant's wholly-owned subsidiary, Avenue Energy, Inc. where he continues to serve as a Director.  Daniel Aharonoff, resigned as the Registrant's President and a Director; though he remains the Chief Executive Officer of the Registrant's 50% owned subsidiary, VideoDome.com Networks, Inc and has been elected Executive Vice President of Information Technology of the Registrant. See also the Registrant's Press Release dated October 9, 2003, attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

The following Exhibit is furnished with this Report:

99.1

Press release dated October 9, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avenue Group, Inc.

By: /s/ JONATHAN HERZOG
Name: Jonathan Herzog
Dated: October 9, 2003	Title: Executive Vice President

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